UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Trinseo S.A.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SECOND SUPPLEMENT TO THE 2017

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

DATED MAY 10, 2017

FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 21, 2017

This Second Supplement to the Notice of Annual General Meeting of Shareholders and Proxy Statement (the “Second Supplement”) provides updated information with respect to the 2017 Annual General Meeting of Shareholders (the “General Meeting”) of Trinseo S.A. (the “Company”) to be held on Wednesday, June 21, 2017.

On May 10, 2017, the Company commenced distributing to its shareholders a Notice of the 2017 Annual General Meeting of Shareholders and its Definitive Proxy Statement for the General Meeting and supplemented these materials on May 19, 2017 (collectively, the “Notice and Proxy Statement”). This Second Supplement, which describes a recent change in the board of directors’ current proposal to elect three Class III nominees should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Class III Director Nominee

On June 1, 2017 Craig A. Rogerson withdrew himself as a nominee to the Company’s board of directors in order to pursue other professional opportunities, which will not provide him sufficient availability to serve on the Company’s board of directors. As a result, Mr. Rogerson will not stand as a Class III director nominee under Proposal 1—Election of Class III Directors (“Item 1d” on the Company’s proxy voting forms) at the General Meeting. The election of Mr. Rogerson to the Company’s board of directors (Item 1d), therefore, will not be presented or voted upon at the General Meeting.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by shareholders will remain valid and will be voted at the General Meeting unless revoked. Shares represented by proxy voting forms returned before the General Meeting will not be voted in respect of Item 1d. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Item 1d.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Second Supplement, and shares represented by proxy voting forms returned before the General Meeting will be voted with respect to all other matters properly brought before the General Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Company’s Proxy Statement.

By Order of the Board of Directors

Angelo N. Chaclas Senior Vice President, Chief Legal Officer and Corporate Secretary
June 5, 2017